                                                                    EXHIBIT 23.6



CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
RPI Holdings, Inc.:

We consent to the inclusion in this registration statement on Form S-4 of our report dated February 4, 1998, on our audit of the financial statements of RPI Holdings, Inc. and Subsidiaries as of June 30, 1996 and for the year then ended. We also consent to the references to our firm under the caption, "Experts."




Coopers & Lybrand L.L.P.
Detroit, Michigan
June 29, 1998